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                                                                   Exhibit 99.1


        Report of Independent Auditors on Financial Statement Schedule


Board of Directors and Stockholders
FTI Consulting, Inc.

We have audited the consolidated financial statements of FTI Consulting, Inc. and subsidiaries as of December 31, 1998 and 1999, and for each of the three years in the period ended December 31, 1999, and have issued our report thereon dated February 11, 2000 (included elsewhere in this Registration Statement). Our audits also included the financial statement schedule listed in Item 16(b) of this Registration Statement. These schedules are the responsibility of the Company's management. Our responsibility is to express an opinion based on our audits.

In our opinion, the financial statement schedule referred to above, when considered in relation to the basic financial statements taken as a whole, present fairly in all material respects the information set forth therein.

                                                           /s/ Ernst & Young LLP
                                                           ---------------------
Baltimore, Maryland
February 11, 2000